INDEPENDENT AUDITORS' CONSENT



The Board of Directors
GST Telecommunications, Inc.:

We consent to incorporation by reference in the Registration Statements (Nos. 33-94072, 333-07237) on Forms S-8 (Nos.33-95324, 33-94096 and 333-1538) on Forms
F-3  and  (Nos.  333-15699,   333-16141,  333-32137,  333-21729,  333-19339  and
333-45013) on Forms S-3 of GST Telecommunications, Inc. of our report dated February 25, 1998 relating to the consolidated balance sheets of GST Telecommunications, Inc. and subsidiaries as of December 31, 1997, September 30, 1997 and 1996, and the related consolidated statements of operations, shareholders' (deficit) equity, and cash flows and related schedule for the three-month period ended December 31, 1997 and each of the years in the three-year period ended September 30, 1997, which reports appear in the December 31, 1997 transition report on Form 10K of GST Telecommunications, Inc.

/s/ KPMG Peat Marwick LLP
-------------------------
KPMG Peat Marwick LLP


Portland, Oregon
March 17, 1998